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                                                                     EXHIBIT (n)


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 2 to the Registration Statement (Form N-2) (No. 333-105372/811-21353) of SEI Opportunity Fund, L.P., of our reports dated May 20, 2005, with respect to the financial statement schedules of SEI Opportunity Fund, L.P. and SEI Opportunity Master Fund, L.P. for the year ended March 31, 2005, included in the Annual Report for 2005 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
July 25, 2005